Exhibit 99.1

2858 De La Cruz Boulevard, Santa Clara CA 95050 USA
+1.408.280.7900 www.pdf.com

News Release

Company Contacts:
Adnan Raza	Sonia Segovia
Chief Financial Officer	Investor Relations
Tel: (408) 280-7900	Tel: (408) 938-6491
Email: adnan.raza@pdf.com	Email: sonia.segovia@pdf.com

PDF Solutions® Reports 2025 Fourth Quarter and Full Year Financial Results and

Announces Record 2025 Fourth Quarter and Record Full Year Total Revenues

Santa Clara, CA, February 12, 2026 – PDF Solutions, Inc. (Nasdaq: PDFS), a leading provider of comprehensive data solutions for the semiconductor and electronics ecosystem, today announced financial results for its fourth quarter and full year ended December 31, 2025.

Financial Highlights of Fourth Quarter 2025

●	Record quarterly total revenues of $62.4 million, up 25% over last year’s comparable quarter
●	GAAP gross margin of 73% and non-GAAP gross margin of 77%
●	GAAP operating margin of 6% and non-GAAP operating margin of 24%
●	GAAP diluted loss per share (LPS) of $(0.00) and non-GAAP diluted earnings per share (EPS) of $0.30

Financial Highlights of Full Year 2025

●	Record full year total revenues of $219.0 million, up 22% over last year
●	GAAP gross margin of 72% and non-GAAP gross margin of 76%
●	GAAP operating margin of 3% and non-GAAP operating margin of 21%
●	GAAP diluted LPS of $(0.02) and non-GAAP diluted EPS of $0.94
●	Ending backlog of $254 million
●	Completed acquisition of SecureWise LLC, a widely-used, secure, remote connectivity solution

Total revenues for the fourth quarter of 2025 were $62.4 million, compared to $57.1 million for the third quarter of 2025 and $50.1 million for the fourth quarter of 2024. Total revenues for the full year 2025 and 2024 were $219.0 million and $179.5 million, respectively.

GAAP gross margin for the fourth quarter of 2025 was 73%, compared to 72% for the third quarter of 2025 and 68% for the fourth quarter of 2024. GAAP gross margin for the full year 2025 and 2024 was 72% and 70%, respectively.

Non-GAAP gross margin for the fourth quarter of 2025 was 77%, compared to 76% for the third quarter of 2025 and 72% for the fourth quarter of 2024. Non-GAAP gross margin for the full year 2025 and 2024 was 76% and 74%, respectively.

GAAP operating margin for the fourth quarter of 2025 was 6%, compared to 8% for the third quarter of 2025 and 1% for the fourth quarter of 2024. GAAP operating margin for the full year 2025 and 2024 was 3% and 1%, respectively.

Non-GAAP operating margin for the fourth quarter of 2025 was 24%, compared to 23% for the third quarter of 2025 and 18% for the fourth quarter of 2024. Non-GAAP operating margin for the full year 2025 and 2024 was 21% and 17%, respectively.

PDF Solutions® Reports 2025 Fourth Quarter and Full Year Financial Results, Announcing Record 2025 Fourth Quarter and Record Full Year Total Revenue

GAAP net loss for the fourth quarter of 2025 was $48 thousand, or $(0.00) per diluted share, compared to net income of $1.3 million, or $0.03 per diluted share, for the third quarter of 2025, and net income of $0.5 million, or $0.01 per diluted share, for the fourth quarter of 2024. GAAP net loss for the full year 2025 was $0.6 million, or $(0.02) per diluted share, compared to net income of $4.1 million, or $0.10 per diluted share, for the full year 2024.

Non-GAAP net income for the fourth quarter of 2025 was $12.0 million, or $0.30 per diluted share, compared to non-GAAP net income of $9.8 million, or $0.25 per diluted share, for the third quarter of 2025, and non-GAAP net income of $9.9 million, or $0.25 per diluted share, for the fourth quarter of 2024. Non-GAAP net income for the full year 2025 was $37.2 million, or $0.94 per diluted share, compared to net income of $32.6 million, or $0.84 per diluted share, for the full year 2024.

Financial Outlook

“The semiconductor industry's complexity is outpacing its operational capabilities, underscoring the strategic relevance of the PDF Solutions Platform,” said Dr. John Kibarian, PDF Solutions CEO and President. He continued, “The industry saw big changes in 2025, with the adoption of 3D architecture, global production, and faster development cycles. To help the industry address these challenges, PDF Solutions further solidified its transformation from an analytics provider to an execution platform spanning the semiconductor ecosystem, specifically through the acquisition of secureWISE and the license of the Tiber AI Studio code, contract bookings that included Sapience Manufacturing Hub Enterprise and Exensio Enterprise, announcing Exensio Scalable Analytics, and deployment of eProbe into manufacturing. Continuing the record revenues PDF Solutions achieved in 2025, we expect 2026 revenues to grow consistent with our 20% long-term revenue growth target.”

PDF Solutions® Reports 2025 Fourth Quarter and Full Year Financial Results, Announcing Record 2025 Fourth Quarter and Record Full Year Total Revenue

Conference Call

As previously announced, PDF Solutions will discuss these results on a live conference call beginning at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time today. To participate on the live call, analysts and investors should pre-register at: https://register-conf.media-server.com/register/BI608c63719b664d5b89046a0d66d19cdf. Registrants will receive dial-in information and a unique passcode to access the call. We encourage participants to dial into the call ten minutes ahead of the scheduled time. The teleconference will also be webcast simultaneously on the Company’s website at https://ir.pdf.com/webcasts. A replay of the conference call webcast will be available after the call on the Company’s investor relations website. A copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the comparable GAAP measures, which non-GAAP measures may be used periodically by PDF Solutions’ management when discussing financial results with investors and analysts, will also be available on PDF Solutions’ website at http://www.pdf.com/press-releases on and following the date of this release.

Fourth Quarter and Full Year 2025 Financial Commentary Available Online

A Management Report reviewing the Company’s fourth quarter and full year 2025 financial results will be furnished to the Securities and Exchange Commission on Form 8-K and published on the Company’s website at http://ir.pdf.com/financial-reports. Analysts and investors are encouraged to review this commentary prior to participating in the conference call.

Information Regarding Use of Non-GAAP Financial Measures

In addition to providing results that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”), PDF Solutions also provides certain non-GAAP financial measures. Non-GAAP gross profit and margin exclude stock-based compensation expense and the amortization of acquired technology under costs of revenues. Non-GAAP net income excludes stock-based compensation expense, amortization of acquired intangible assets, amortization of debt issuance costs and the effects of certain non-recurring items, such as expenses for certain legal proceedings, acquisition-related and integration costs, loss on damaged equipment in-transit, recovery from previously written-off property and equipment, and their related income tax effects, as applicable, as well as adjustments for the valuation allowance for deferred tax assets and reconciling items. Non-GAAP financial measures are used by management internally to measure the Company’s profitability and performance. PDF Solutions’ management believes that these non-GAAP measures provide useful supplemental information to investors regarding the Company’s ongoing operations in light of the fact that none of these categories of expense and income has a current effect on the future uses of cash (with the exception of expenses related to certain legal proceedings and acquisition-related and integration costs) nor do they impact the generation of current or future revenues. These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may differ from similarly titled non-GAAP measures used by other companies. In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income or loss as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity. Since management uses these non-GAAP financial measures internally to measure profitability and performance, PDF Solutions has included these non-GAAP measures to give investors an opportunity to see the Company’s financial results as viewed by management. A reconciliation of the comparable GAAP financial measures to the non-GAAP financial measures is provided at the end of the Company’s unaudited condensed consolidated financial statements presented below.

Revenue Presentation

In connection with the results announced today, the Company also announced that it has updated the presentation of its revenue. As a result of organic and inorganic expansion over the years, PDF Solutions’ business has evolved to include revenue from a broader portfolio of products and services. As a result, beginning with these results, the Company’s categories of revenue are “Platform” and “Volume-based.”

Most recently through the Company's results for the third quarter of 2025, the Company presented revenue in two categories: Analytics and Integrated Yield Ramp. Analytics was revenue from licenses and services for on-premise software, software-as-a-service (“SaaS”), licenses and purchase contracts for DirectScan™ systems, and Characterization Vehicle® systems that did not include performance incentives based on customers’ yield achievement. Integrated Yield Ramp was revenue from all fees from the Company’s contracts that included any performance incentives based on customers’ yield achievement.

The Company’s current category of Platform revenue is revenue from licenses for software (other than Cimetrix® runtime licenses) and related software maintenance and technical support services; SaaS; engineering services; fixed fees associated with CV® systems; and licenses and purchase contracts for DirectScan systems. The current category of Volume-based revenue is revenue from Cimetrix runtime licenses, secureWISE® data, and Gainshare.

PDF Solutions® Reports 2025 Fourth Quarter and Full Year Financial Results, Announcing Record 2025 Fourth Quarter and Record Full Year Total Revenue

About PDF Solutions

PDF Solutions (Nasdaq: PDFS) provides comprehensive data solutions designed to empower organizations across the semiconductor and electronics industry ecosystems to improve the yield and quality of their products and operational efficiency for increased profitability. The Company’s products and services are used by Fortune 500 companies across the semiconductor ecosystem to achieve smart manufacturing goals by connecting and controlling equipment, collecting data generated during manufacturing and test operations, and performing advanced analytics and machine learning to enable profitable, high-volume manufacturing.

Founded in 1991, PDF Solutions is headquartered in Santa Clara, California, with operations across North America, Europe, and Asia. The Company (directly or through one or more subsidiaries) is an active member of SEMI, INEMI, TPCA, IPC, the OPC Foundation, and DMDII. For the latest news and information about PDF Solutions or to find office locations, visit https://www.pdf.com/.

Characterization Vehicle, Cimetrix, CV, DirectScan, eProbe, PDF Solutions, the PDF Solutions logo, and secureWISE are trademarks or registered trademarks of PDF Solutions, Inc. or its subsidiaries.

Forward-Looking Statements

This press release and the planned conference call include forward-looking statements regarding the Company’s future expected business performance and financial results, including expectations about total revenue growth for 2026, portfolio strength and momentum and other statements identified by words such as “could,” “expects,” “intends,” “may,” “plans,” “potential,” “should,” “will,” “would,” or similar expressions and the negatives of those terms, that are subject to future events and circumstances. Other than statements of historical fact, all statements contained in this press release and the planned conference call are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those expressed in these forward-looking statements. Risks and uncertainties that could cause results to differ materially include risks associated with: the effectiveness of the Company’s business and technology strategies; current semiconductor industry trends and competition; rates of adoption of the Company’s solutions by new and existing customers; project milestones or delays and performance criteria achieved; cost and schedule of new product development and investments in research and development; the continuing impact of macroeconomic conditions, including inflation, changing interest rates and tariffs, the evolving trade regulatory environment and geopolitical tensions, government shutdowns, and other trends impacting the semiconductor industry, the Company’s customers, operations, and supply and demand for its products; supply chain disruptions; changes in laws and regulations, including recent tax and data privacy laws and regulations, or the interpretation or enforcement thereof; the success of the Company’s strategic growth opportunities and partnerships; recent and future acquisitions, strategic alliances and relationships and the Company’s ability to successfully integrate acquired businesses and technologies; whether the Company can successfully convert backlog into revenue; customers’ production volumes under contracts that provide Gainshare; the sufficiency of the Company’s cash resources and anticipated funds from operations; the Company’s ability to obtain additional financing if needed and its ability to use support and updates for certain open-source software; and other risks and uncertainties discussed in PDF Solutions’ periodic public filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2024, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and any amendments to such reports. All forward-looking statements made in this press release and the conference call are made as of the date hereof, and PDF Solutions does not assume any obligation to update such statements nor the reasons why actual results could differ materially from those projected in such statements. The Company has not filed its Annual Report on Form 10-K for the year ended December 31, 2025. As a result, all financial results described in this earnings release should be considered preliminary, and are subject to change to reflect any necessary adjustments or changes in accounting estimates, that are identified prior to the time the Company files its Annual Report on Form 10-K.

PDF Solutions® Reports 2025 Fourth Quarter and Full Year Financial Results, Announcing Record 2025 Fourth Quarter and Record Full Year Total Revenue

PDF SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands)

	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$42,220	$90,594
Short-term investments	—	24,291
Accounts receivable, net	82,938	73,649
Prepaid expenses and other current assets	38,735	17,445
Total current assets	163,893	205,979
Property and equipment, net	81,609	48,465
Operating lease right-of-use assets, net	4,778	4,029
Goodwill	95,005	14,953
Intangible assets, net	52,194	12,307
Deferred tax assets, net	69	43
Other non-current assets	21,149	29,513
Total assets	$418,697	$315,289

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,076	$8,255
Accrued compensation and related benefits	22,437	16,855
Accrued and other current liabilities	8,719	8,752
Operating lease liabilities ‒ current portion	1,982	1,675
Deferred revenues ‒ current portion	19,441	25,005
Current portion of long-term debt, net	2,236	—
Total current liabilities	71,891	60,542
Long-term income taxes	4,273	2,915
Operating lease liabilities – non-current portion	3,838	3,504
Long-term debt, net	64,763	—
Other non-current liabilities	2,910	2,291
Total liabilities	147,675	69,252

Stockholders’ equity:
Common stock and additional paid-in capital	533,509	502,908
Treasury stock, at cost	(165,808)	(159,352)
Accumulated deficit	(94,628)	(93,988)
Accumulated other comprehensive loss	(2,051)	(3,531)
Total stockholders’ equity	271,022	246,037
Total liabilities and stockholders’ equity	$418,697	$315,289

PDF Solutions® Reports 2025 Fourth Quarter and Full Year Financial Results, Announcing Record 2025 Fourth Quarter and Record Full Year Total Revenue

PDF SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025 (1)	2025 (1)	2024	2025 (1)	2024

Revenues (2):
Platform	$52,503	$48,001	$43,807	$181,025	$157,166
Volume-based	9,900	9,114	6,278	37,999	22,299
Total revenues	62,403	57,115	50,085	219,024	179,465

Costs and Expenses:
Costs of revenues	16,942	15,840	15,901	60,623	54,144
Research and development	19,258	15,435	14,417	64,234	53,566
Selling, general, and administrative	21,676	19,944	19,073	84,736	69,924
Amortization of acquired intangible assets	1,069	1,069	182	3,584	896
Income from operations	3,458	4,827	512	5,847	935
Interest expense	(1,164)	(1,238)	—	(3,955)	—
Interest income and other, net	345	(102)	962	1,309	5,644
Income before income tax expense	2,639	3,487	1,474	3,201	6,579
Income tax expense	(2,687)	(2,193)	(935)	(3,841)	(2,522)
Net income (loss)	$(48)	$1,294	$539	$(640)	$4,057

Net income (loss) per share:
Basic	$(0.00)	$0.03	$0.01	$(0.02)	$0.11
Diluted	$(0.00)	$0.03	$0.01	$(0.02)	$0.10

Weighted average common shares used to calculate net income (loss) per share:
Basic	39,524	39,500	38,783	39,317	38,602
Diluted	39,524	39,619	39,104	39,317	39,047

(1)	Includes revenue from SecureWise LLC, a wholly owned subsidiary the Company acquired in March 2025.

(2)

Beginning with this Form 8-K, the Company updated its presentation of revenue categories. The Company now presents revenue in the following categories: Platform and Volume-based. Platform revenue is derived from the following primary offerings: licenses for software (other than Cimetrix runtime licenses) and related software maintenance and technical support services; SaaS; engineering services; fixed fees associated with CV systems; and licenses and purchase contracts for DirectScan systems. Volume-based revenue is derived from Cimetrix runtime licenses, secureWISE data, and Gainshare. Prior periods Condensed Consolidated Statements of Operations have been reclassified to conform to the new revenue presentation. The change in presentation of revenue does not change the Company’s total revenues or costs of revenues.

PDF Solutions® Reports 2025 Fourth Quarter and Full Year Financial Results, Announcing Record 2025 Fourth Quarter and Record Full Year Total Revenue

PDF SOLUTIONS, INC.

RECONCILIATION OF GAAP GROSS PROFIT AND MARGIN TO NON-GAAP GROSS PROFIT AND MARGIN (UNAUDITED)

(In thousands)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024

GAAP
Total revenues	$62,403	$57,115	$50,085	$219,024	$179,465
Costs of revenues	16,942	15,840	15,901	60,623	54,144
GAAP gross profit	$45,461	$41,275	$34,184	$158,401	$125,321
GAAP gross margin	73%	72%	68%	72%	70%

Non-GAAP
GAAP gross profit	$45,461	$41,275	$34,184	$158,401	$125,321
Adjustments to reconcile GAAP to non-GAAP gross profit:
Stock-based compensation expense	1,379	1,274	1,336	5,252	5,087
Amortization of acquired technology under costs of revenues	998	998	583	3,672	2,335
Non-GAAP gross profit	$47,838	$43,547	$36,103	$167,325	$132,743
Non-GAAP gross margin	77%	76%	72%	76%	74%

RECONCILIATION OF GAAP INCOME FROM OPERATIONS AND OPERATING MARGIN TO NON-GAAP INCOME FROM OPERATIONS AND OPERATING MARGIN (UNAUDITED)

(In thousands)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024

GAAP income from operations	$3,458	$4,827	$512	$5,847	$935
GAAP operating margin	6%	8%	1%	3%	1%
Adjustments to reconcile GAAP to non-GAAP income from operations:
Stock-based compensation expense	6,866	6,264	6,507	25,925	25,047
Amortization of acquired intangible assets	2,066	2,067	765	7,255	3,231
Expenses for certain legal proceedings (1)	2,574	170	69	2,971	69
Acquisition-related and integration costs	2	22	940	4,528	940
Non-GAAP income from operations	$14,966	$13,350	$8,793	$46,526	$30,222
Non-GAAP operating margin	24%	23%	18%	21%	17%

(1)	Represents legal costs and expenses related to a certain litigation and an arbitration proceeding, which are expected to continue until these matters are resolved.

PDF Solutions® Reports 2025 Fourth Quarter and Full Year Financial Results, Announcing Record 2025 Fourth Quarter and Record Full Year Total Revenue

PDF SOLUTIONS, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024

GAAP net income (loss)	$(48)	$1,294	$539	$(640)	$4,057
Adjustments to reconcile GAAP net income (loss) to non-GAAP net income:
Stock-based compensation expense	6,866	6,264	6,507	25,925	25,047
Amortization of acquired intangible assets	2,066	2,067	765	7,255	3,231
Expenses for certain legal proceedings (1)	2,574	170	69	2,971	69
Acquisition-related and integration costs	2	22	940	4,528	940
Loss on damaged equipment in-transit, net of (recovery) from previously written-off property and equipment	—	—	663	(663)	608
Amortization of debt issuance costs	55	54	—	185	—
Tax impact of valuation allowance for deferred tax assets and reconciling items (2)	495	(66)	375	(2,330)	(1,335)
Non-GAAP net income	$12,010	$9,805	$9,858	$37,231	$32,617

GAAP net income (loss) per diluted share	$(0.00)	$0.03	$0.01	$(0.02)	$0.10
Non-GAAP net income per diluted share	$0.30	$0.25	$0.25	$0.94	$0.84

Weighted average common shares used in GAAP net income (loss) per diluted share calculation	39,524	39,619	39,104	39,317	39,047
Weighted average common shares used in non-GAAP net income per diluted share calculation	39,911	39,619	39,104	39,521	39,047

(1)	Represents legal costs and expenses related to a certain litigation and an arbitration proceeding, which are expected to continue until these matters are resolved.

(2)

The difference between the GAAP and non-GAAP income tax provisions is primarily due to the valuation allowance on a GAAP basis and non-GAAP adjustments. For example, on a GAAP basis, the Company does not receive a deferred tax benefit for foreign tax credits or research and development credits after the valuation allowance. The Company’s non-GAAP tax rate and resulting non-GAAP tax expense is not calculated with a full U.S. federal or state valuation allowance due to the Company’s cumulative non-GAAP income and management’s conclusion that it is more likely than not to utilize its net deferred tax assets (DTAs). Each reporting period, management evaluates the need for a valuation allowance and may place a valuation allowance against its U.S. net DTAs on a non-GAAP basis if it concludes it is more likely than not that it will not be able to utilize some or all of its U.S. DTAs on a non-GAAP basis.